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                                                                   EXHIBIT 10.21

                              FIRST AMENDMENT TO
                           STOCK PURCHASE AGREEMENT


     THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (the "FIRST AMENDMENT") is made and entered into as of May 1, 1998, by and among SATELLINK PAGING, LLC ("Satellink"), a Georgia limited liability company, and HYDE'S STAY IN TOUCH, INC. ("Hyde's"), a Louisiana corporation, and R. DANIEL HYDE, JR., the sole shareholder of Hyde's ("Shareholder").

                                   Preamble

     Satellink, Hyde's and Shareholder are parties to a Stock Purchase Agreement, dated as of April 9, 1998, pursuant to which Satellink has agreed to purchase, and Hyde's has agreed to sell, all of the issued and outstanding capital stock of Hyde's (the "Stock Purchase Agreement"). The consummation of the transactions contemplated by the Stock Purchase Agreement is subject to certain consents and approvals by the FCC. In order to enable the parties to consummate the transactions contemplated by the Stock Purchase Agreement prior to receipt of such FCC consents and approvals, the parties wish to amend their understanding so that the FCC License and certain assets used by Hyde's to broadcast paging messages shall remain under the control of the Shareholder until such FCC consents have been obtained.

     Capitalized terms used in this First Amendment but not defined herein shall have the meanings ascribed to those terms in the Stock Purchase Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

     1.1  AMENDMENT TO PREAMBLE.  The third sentence of the first paragraph of
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the Preamble of the Stock Purchase Agreement is deleted in its entirety.

     1.2  AMENDMENT TO PURCHASE PRICE.  The second sentence of Section 1.1 of
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the Stock Purchase Agreement is amended to read as follows:

          "The purchase price for the Shares purchased herein (the "PURCHASE PRICE") shall be an amount equal to (a) the Net Equity Value determined by reference to the Closing Financial Data, less (b) $170,069.13."

     1.3  TIME AND PLACE OF CLOSING.  Section 1.2(a) of the Stock Purchase
          -------------------------
Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          "(a) The closing of the transactions contemplated hereby (the "CLOSING") will take place at 9:00 o'clock A.M. on May 1, 1998, or at such other time as the Parties, acting through their authorized officers, may mutually agree.
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     The Closing shall be held at the offices of Alston & Bird LLP, 1201 West
     Peachtree Street, Atlanta, Georgia  30309-3424."

     1.4  PRE-CLOSING TRANSACTIONS.  The following new Section 1.4 is added to
          ------------------------
the Stock Purchase Agreement.

          "Section 1.4  Pre-Closing Transactions.
                        ------------------------

          "(a) Immediately following the execution of the First Amendment to Stock Purchase Agreement and in all events prior to the Closing, the Shareholder shall cause a new corporation to be formed under the laws of the State of Louisiana, which new corporation shall have the name "9077 Broadcasting, Inc." ("NEWCO"). Following such incorporation, the Shareholder shall cause Newco to be duly organized The Shareholder shall be the sole shareholder of Newco, and shall not cause, permit or allow Newco to issue any Equity Rights with respect to its capital stock without the prior consent of Satellink. Promptly upon organization of Newco, Shareholder shall commence the preparation and filing of all applications and filings necessary for Newco to become qualified to transact business as a foreign corporation in the State of Texas.

          "(b) Immediately following the organization of Newco and in all events prior to the Closing, Hyde's shall transfer, and the Shareholder shall cause Hyde's to transfer, to Newco the assets of Hyde's listed on
     SCHEDULE 1.4 hereto (the "BROADCAST ASSETS"). In connection therewith, promptly following such transfer, Hyde's shall execute all applications and any amendments thereto or additional applications that may be necessary to obtain the Consent of the FCC to the transfer and assignment of the FCC Licenses to Newco, and Shareholder agrees to cause Newco to prepare all such applications and amendments thereto and to cooperate fully with Hyde's to procure such Consents. The Shareholder shall cause Newco to hold and maintain the Broadcast Assets free and clear of all Liens until such time as the transactions contemplated by the Newco Agreement (as hereinafter defined) shall have been consummated.

          "(c) Contemporaneously with the transfer to Newco of the Broadcast Assets and in all events prior to the Closing, the Shareholder shall enter into, and shall cause Newco to enter into, a stock purchase agreement (the "NEWCO AGREEMENT") pursuant to which the Shareholder shall agree to sell and transfer to Satellink, and Satellink shall agree to purchase and acquire from the Shareholder, all of the issued and outstanding capital stock of Newco for the purchase price of $170,069.13 with the consummation of the transactions contemplated by the Newco Agreement being subject to the prior receipt from the FCC of such consents and approvals as shall be required by applicable law, rule or regulation to the transfer of control over the FCC Licenses to Satellink.

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          "(d)  Contemporaneously with the consummation of the transactions provided for in the Stock Purchase Agreement, as hereby amended, Satellink shall enter into, and Shareholder shall cause Newco to enter into, (i) the Management Agreement in the form of EXHIBIT E hereto, and (ii) the Reseller Agreement in the form of EXHIBIT F hereto.

          "(e) Seller shall not cause, permit or allow Newco to elect treatment as a "small business corporation" under Section 1361(b) of the Internal Revenue Code.

          "(f) To the extent the Purchase Price payable under the Newco Agreement is required to be allocated for either tax or book purposes to the Broadcast Assets, the Parties agree that such purchase price shall be allocated among such Broadcast Assets as set forth on SCHEDULE 1.4 hereto."

     1.5  DELETION OF SECTION 4.7.  Section 4.7 of the Stock Purchase Agreement
          -----------------------
is deleted in its entirety.

     1.6  AMENDMENT OF CONDITIONS PRECEDENT.  Section 5.1 of the Stock Purchase
          ---------------------------------
Agreement is amended by deleting clause (n) thereof and relettering clauses (o),
(p) and (q) thereafter as clauses (n), (o) and (p), respectively.

     1.7  THRESHOLD AMOUNT.  Section 7.8 of the Stock Purchase Agreement is
          ----------------
amended to delete "$50,000" and to insert in lieu thereof the term "Threshold Amount."

     1.8  DEFINITIONS.  The following defined terms are added to Section 8.1 of
          -----------
the Stock Purchase Agreement:

          "'NEWCO AGREEMENT' shall mean the Stock Purchase Agreement of even date herewith between Satellink, Shareholder and Newco.

          "'THRESHOLD AMOUNT' shall mean $50,000 less the amount of any Loss, as defined in the Newco Agreement, that is not subject to indemnification as provided in Article VII of the Newco Agreement by reason of Section 7.8 of the Newco Agreement."

     1.9  COMPUTATION OF EBITDA AND NET EQUITY VALUE.  The definitions of
          ------------------------------------------
"EBITDA" and "Net Equity Value" contained in Section 8.1 of the Stock Purchase Agreement is deleted in its entirety and replaced with the following definitions:

          "'EBITDA'" shall mean Hyde's earnings without deduction for interest, income taxes, depreciation, amortization, officer's insurance premiums, officer's travel and entertainment, administrative fees and inclusion or recognition of unrealized gains or losses on investment portfolio and interest income.

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          "'Net Equity Value'" shall equal the Gross Enterprise Value less: (i)
     all liabilities of Hyde's which are required by GAAP to be reflected on Hyde's balance sheet excluding however accounts payable and accrued operating expenses in an amount not to exceed $70,000; and (ii) all amounts owed to Hyde's by Shareholder.

     1.10 ADDITION OF EXHIBITS.  The schedule of Exhibits attached to and a
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part of the Stock Purchase Agreement is amended to list thereon the following:

                    EXHIBIT E  Management Agreement

                    EXHIBIT F  Reseller Agreement

     The agreements that are such EXHIBITS E and F, respectively, are attached hereto and by this reference made exhibits to the Stock Purchase Agreement, as hereby amended. The defined term "EXHIBIT" appearing in Section 8.1 of the Stock Purchase Agreement is amended to mean and refer to EXHIBITS A through F, inclusive.

     1.11  EFFECT OF AMENDMENT.  The Stock Purchase Agreement, as amended by
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this First Amendment, is hereby ratified and affirmed by the Parties.  In the event of any conflict between any provision of this First Amendment and any provision of the Stock Purchase Agreement, the provision of this First Amendment shall control.

     1.12  GOVERNING LAW.  Notwithstanding the place where this First Amendment
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may be executed by any of the Parties, the parties expressly agree that this
First Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of Louisiana, without regard for its conflicts of laws option.

                         SIGNATURES ON FOLLOWING PAGE

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     IN WITNESS WHEREOF, Shareholder has executed this First Amendment under seal and each of the other Parties has caused this First Amendment to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                              SATELLINK PAGING, LLC

                              BY: SATELLINK COMMUNICATIONS,
                                  INC., ITS MANAGER

                              BY: /s/ Jerry W. Mayfield
                                  ---------------------
                                  JERRY W. MAYFIELD
                                  PRESIDENT


                              HYDE'S STAY IN TOUCH, INC.


                              BY: /s/ R. Daniel Hyde, Jr.
                                  -----------------------
                                  R. DANIEL HYDE, JR.
                                  PRESIDENT


                              THE SHAREHOLDER:


                              /s/ R. Daniel Hyde, Jr. (SEAL)
                              -----------------------
                              R. DANIEL HYDE, JR.

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